iShares Trust

Screen #2 attachment for funds beyond series 99

105        ISHARES MSCI KLD 400 SOCIAL ETF                     N
109                ISHARES REAL ESTATE 50 ETF                          N
110                ISHARES RESIDENTIAL REAL ESTATE CAPPED ETF          N
111                ISHARES INDUSTRL/OFFICE REAL ESTATE CAPPED ETF      Y
112                ISHARES RETAIL REAL ESTATE CAPPED ETF               Y
113                ISHARES MORTGAGE REAL ESTATE CAPPED ETF             N
114                ISHARES INTERNATIONAL SELECT DIVIDEND ETF           N
123        ISHARES NORTH AMERICA REAL ESTATE ETF               N
124                           ISHARES EUROPE DEVELOPED REAL ESTATE ETF            N
125        ISHARES ASIA DEVELOPED REAL ESTATE ETF              N
126        ISHARES INTERNATIONAL DEVELOPED REAL ESTATE ETF     N
187        ISHARES CORE HIGH DIVIDEND ETF   N
226        ISHARES HUMAN RIGHTS ETF   N
262                ISHARES CORE DIVIDEND GROWTH ETF   N
263                ISHARES GLOBAL REIT ETF   N

Please visit the iShares website for the most recent shareholder report if you need more information on any series higher than series 99. http://us.ishares.com/advisor_resources/resource_library/tax_legal_documents.htm

Limited Access
Information Classification: Limited Access